Exhibit 10.5

AMERICAN TOWER CORPORATION

2000 EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated Effective January 1, 2010

1.	PURPOSE

The purpose of this 2000 Employee Stock Purchase Plan (the “Plan”) is to provide employees of the participating Subsidiaries of American Tower Corporation (the “Company”) the opportunity to acquire a proprietary interest in the Company by providing favorable terms for them to purchase its stock. The Plan, which is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code, is hereby amended and restated in its entirety, effective on and after January 1, 2010.

2.	DEFINITIONS

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to a particular Section shall include any successor and regulation thereto.

(c) “Committee” shall have the meaning set forth in Section 3.

(d) “Common Stock” shall mean the shares of the Company’s Class A Common Stock, $0.01 par value per share.

(e) “Compensation” shall mean wages paid through regularly scheduled payrolls, such as base salary, hourly pay, overtime, shift premiums and holiday, vacation and sick pay, as well as non-periodic remuneration, such as commissions, bonuses and salary continuation payments, but excluding per diem expense reimbursements, relocation payments, fringe benefits, equity compensation and other similar non-cash amounts, long-term disability payments, workers’ compensation, and wages received after termination of employment. The Committee or its designee shall have the authority to modify the definition of “Compensation” for a specified group of employees, provided that such definition applies in a nondiscriminatory manner and on a prospective basis.

(f) “Employee” shall mean any individual who has been employed by the Company or any Subsidiary for at least 90 days prior to an Offering Date. The term Employee shall not include: (i) any individual who is not a common law employee of the Company or a Subsidiary; (ii) any Employee who owns, directly or indirectly, as of the Offering Date five percent or more of the total combined voting power or value of all class of stock of the Company or a Subsidiary; (iii) any individual who is a common law employee of a Subsidiary, none of the employees of which participate in the Plan, as determined by the Committee; and (iv) any Employee who is a member of a collective bargaining unit with which the Company or a Subsidiary has bargained in good faith with respect to participation in the Plan and as a result of such bargaining the labor organization made an affirmative decision not to participate in the Plan.

(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(h) “Exercise Date” shall mean the date(s) designated by the Committee from time to time on which an Optionee may exercise an Option; provided, however, that no Exercise Date shall be more than 12 months after the applicable Offering Date; and provided, further, that if such date is not a business day, the Exercise Date shall be the business day immediately preceding the applicable date.

(i) “Fair Market Value” shall be determined according to the following rules: (i) if the Common Stock is not at the time listed or admitted to trading on a stock exchange or the Nasdaq National Market, the fair market value shall be the closing price of the Common Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Stock in such market; provided, however, that if the price of the Common Stock is not so reported, the fair market value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, or (2) an appraisal by an independent party, or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect; or (ii) if the Common Stock is at the time listed or admitted to trading on any stock exchange or the Nasdaq National Market, then the fair market value shall be the closing sale price of the Common Stock on the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange or the Nasdaq National Market, as the case may be, then the reported closing sale price (or the reported closing asked price) of the Common Stock on the prior trading date immediately preceding such date on the principal exchange or the Nasdaq National Market, as the case may be, shall be determinative of fair market value.

(j) “Insider” shall mean a person subject to Section 16 of the Exchange Act.

(k) “Offering” shall mean any offering of Common Stock in accordance with Section 7.

(l) “Offering Date” shall mean the date(s) designated by the Committee from time to time on which an Option is granted; provided, however, that there shall be at least one Offering Date in any consecutive 12-month period while the Plan remains in effect; and provided, further, that if such date is not a business day, the Offering Date shall be the business day immediately succeeding the applicable date.

(m) “Option” shall mean the right of a Participant to purchase Common Stock pursuant to an Offering.

(n) “Option Price” shall have the meaning set forth in Section 8.

(o) “Optionee” shall mean any individual who has been granted an Option that remains outstanding under the terms of any Offering or who owns Common Stock as a result of an Offering.

(p) “Participant” shall mean an Employee who has in effect a payroll deduction authorization in accordance with Section 6.

(q) “Securities Act” shall mean the Securities Act of 1933, as amended.

(r) “Subsidiary” shall mean a corporation of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board or, in the discretion of the Board, a committee composed of at least two individuals who may be members of the Board or employees of the Company or a Subsidiary (the “Committee”). In the event that a vacancy on the Committee occurs on account of the resignation of a member or the removal of a member by vote of the Board, a successor member shall be appointed by vote of the Board. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan. All references in the Plan to the “Committee” shall be understood to refer to the Committee or the Board, whoever shall administer the Plan.

The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations, of the Plan and of Options granted thereunder shall be subject to the determination of the Committee, which shall be final and binding.

The Committee shall have the authority, without the need for further approval, to establish a different Offering Date and/or Exercise Date, to modify the amount of time between an Offering Date and an Exercise Date and to increase or decrease the number of Offerings in a year.

With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

4.	OPTION SHARES

The total amount of Common Stock with respect to which Options may be granted under the Plan shall not exceed in the aggregate 5,000,000 shares from either authorized but unissued shares or treasury shares; provided, however, that such aggregate number of shares shall be subject to adjustment in accordance with Section 15. If any outstanding Option expires for any reason, including a withdrawal pursuant to Section 10, or terminates by reason of the severance of employment of the Participant or any other cause, or is surrendered, the shares of Common Stock allocable to the unexercised portion of the Option may again be made subject to an Option under the Plan.

5.	ELIGIBILITY

An Employee shall be eligible to become a Participant in the Plan on any Offering Date on which the Employee is employed by the Company or a Subsidiary; provided, however, that no Employee shall be granted an Option:

(i) if immediately after the grant (determined in accordance with regulations issued pursuant to Section 423 of the Code), the aggregate amount of stock the Employee would be considered to own under Section 424(d) of the Code, including stock that may be purchased with outstanding options, would represent five percent or more of the total combined voting power or value of all classes of capital stock of the Company or of any Subsidiary; or

(ii) that permits the Employee’s right to purchase shares under all employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 for any calendar year, determined by reference to the Fair Market Value of the shares at the time any option is granted (determined in accordance with regulations issued pursuant to Section 423 of the Code).

For purposes of Subsection (i) of this Section 5 and clause (ii) of Subsection 2(f), the total combined voting power or value of all classes of capital stock of the Company or of any Subsidiary shall not include the voting power or value of treasury shares or shares authorized for issue under outstanding options, and whether the stock ownership of an Employee equals or exceeds the five percent limit shall be determined by applying the rules of Section 424(d) of the Code relating to attribution of stock ownership.

6.	PARTICIPATION

(a) An Employee who satisfies the eligibility requirements of Section 5 may become a Participant in any Offering by completing an authorization for payroll deductions in connection with the Offering at such time (prior to the Offering Date) and in such manner as the Committee may prescribe. Payroll deductions pursuant to an authorization shall commence with the first payroll date on or after the Offering Date and shall end with the last payroll paid on or prior to the Exercise Date for the Offering to which the authorization applies, unless the authorization is sooner terminated by the Participant as provided in Section 10. The Committee may provide that in the case of the first Offering, payroll deductions shall commence with the first payroll period ending after the initial Offering Date. All payroll deductions shall be made on an after-tax basis. Notwithstanding anything to the contrary herein, the Committee may adopt rules for specified groups of Participants pursuant to which the payroll deductions of such Participants for an entire month will be withheld from their last paycheck in that month.

(b) A Participant shall elect in the authorization for payroll deduction to have deductions made from his or her Compensation on each payday in an amount equal to a whole percentage of from one to fifteen percent of his Compensation. All payroll deductions made for a Participant shall be credited to a bookkeeping account maintained for such Participant under the Plan. In no event shall interest be paid to a Participant with respect to payroll deductions credited to the Participant’s account, whether such deductions are used in connection with the exercise of an Option or are returned to the Participant or the Participant’s estate in cash.

(c) Except as may be required by law, a Participant may not make any payments to the Participant’s account other than by authorization for payroll deduction. Where the Committee or its designee determines that tax and/or labor laws of a foreign jurisdiction prohibit or hinder payroll deductions, a Participant employed by a Subsidiary subject to such laws may be permitted in lieu thereof to make monthly payments directly to the Company or the Subsidiary equal to a whole percentage from one to fifteen percent of his monthly Compensation which shall be credited to the Participant’s account in the same manner as the payroll deductions described in Subsection 6(b), provided that the Participant completes such authorization form as the Committee or its designee may require.

(d) A Participant may elect to decrease the payroll deduction rate at such time and in such manner as the Committee may prescribe. In no event shall a Participant increase the amount of payroll deductions during an Offering. A Participant may discontinue participation in the Offering as provided in Section 10.

7.	GRANT OF OPTIONS

(a) Options under the Plan shall be granted in a series of Offerings, the first of which shall begin on the first Offering Date designated by the Committee. Successive Offerings shall begin on each Offering Date thereafter until all of the shares of Common Stock available under the Plan are exhausted or until the Plan is terminated pursuant to Section 18 or Section 19. Participation by an Employee in any Offering shall neither limit nor require his participation in any other Offering.

(b) Each Participant in an Offering shall be granted, as of the applicable Offering Date, an Option to purchase that number of whole shares of Common Stock that the accumulated payroll deductions credited to his account during the Offering is able to purchase at the Option Price.

(c) If the total number of shares for which Options are to be granted as of any Offering Date exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the available shares in a manner as nearly uniform as practicable, and as it shall determine to be equitable. In that event, the payroll deductions made or to be made pursuant to authorizations for that Offering shall be reduced accordingly, and the Committee shall give written notice of such reduction to each affected Participant.

(d) In no event shall a Participant be granted an Option in any Offering to acquire more than that number of whole shares of Common Stock equal to $25,000 divided by the Fair Market Value of the shares as of the Offering Date; provided, however, that such limit shall be subject to Section 5(ii) and to the adjustment in accordance with Section 15.

8.	OPTION PRICE

The Option Price of shares of Common Stock for any Offering shall be the lesser of: (a) 85 percent of the Fair Market Value of the shares on the Offering Date; or (b) 85 percent of the Fair Market Value of the shares on the Exercise Date.

9.	EXERCISE OF OPTIONS

(a) A Participant’s Option for an Offering will be exercised automatically as of the Exercise Date for the Offering to purchase that number of whole shares of Common Stock equal to the accumulated payroll deductions credited to the Participant’s account as of the Exercise Date divided by the Option Price.

(b) As promptly as practicable after each Exercise Date the Company shall deliver to each Participant in the Offering, in accordance with the Participant’s election, either (a) the shares purchased upon the exercise of the Participant’s Option, together with a cash payment equal to the balance of any payroll deductions credited to the Participant’s account during the Offering that were not used for the purchase of shares, other than amounts representing fractional shares, or (b) a cash payment equal to the total of the payroll deductions credited to the Participant’s account during the Offering. Amounts representing fractional shares will, at the discretion of the Committee, either be carried forward for use in the next Offering if the Participant will participate in that Offering or paid to the Participant in cash.

(c) The shares purchased upon exercise of an Option shall be deemed to be transferred to the Participant on the Exercise Date.

10.	WITHDRAWAL FROM OFFERING

A Participant may at any time prior to the Exercise Date at such time and in such manner as the Committee may prescribe withdraw from an Offering and request payment of an amount in cash equal to the accumulated payroll deductions credited to the Participant’s account under the Plan. Such amount will be paid to the Participant as promptly as practicable after receipt of the Participant’s request to withdraw, and no further payroll deductions will be made from the Participant’s Compensation with respect to the Offering then in progress and any outstanding Option shall be cancelled. A Participant’s withdrawal from an Offering will have no effect upon his or her eligibility to participate in any subsequent Offering or in any employee stock purchase plan (within the meaning of Section 423 of the Code) that may hereafter be adopted by the Company or a Subsidiary.

11.	EXPIRATION OF OPTIONS ON TERMINATION OF EMPLOYMENT

Options shall not be transferable by a Participant and no amount credited to a Participant’s account may be assigned, transferred, pledged or otherwise disposed of in any way by a Participant. An Option shall expire unexercised immediately if a Participant ceases to satisfy the definition of the term Employee for any reason other than death and the amount of the accumulated payroll deductions then credited to the Participant’s account under the Plan will be paid in cash. Upon termination of the Participant’s employment with the Company or a Subsidiary for any reason other than death, an amount in cash equal to the accumulated payroll deductions then credited to the Participant’s account under the Plan will be paid to the Participant. In the case of a Participant’s death, the provisions of Section 16 shall control. An authorized leave of absence or absence on military or government service shall not constitute severance of the employment relationship between the Company or Subsidiary and the Participant for purposes of this Section 11, provided that either (a) the absence is for a period of no more than 90 days or (b) the Employee’s right to be re-employed after the absence is guaranteed either by statute or by contract.

12.	REQUIREMENTS OF LAW

The Company shall not be required to sell or issue any shares of Common Stock under the Plan if the issuance of such shares would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act, upon the exercise of any Option the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action to cause the exercise of an Option or the issuance of shares pursuant to an Option to comply with any laws or regulations of any governmental authority including, without limitation, the Securities Act or applicable state securities laws.

13.	NO RIGHTS AS STOCKHOLDER

No Participant shall have rights as a stockholder with respect to shares covered by his Option until the applicable Exercise Date and, except as otherwise provided in Section 15, no adjustment shall be made for dividends of which the record date precedes the applicable Exercise Date.

14.	FORFEITURE FOR DISHONESTY

Notwithstanding anything to the contrary in the Plan, if the Board determines, after full consideration of the facts presented on behalf of both the Company and the individual, that a Participant or an Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of the individual’s employment by the Company or a Subsidiary, or has disclosed trade secrets or other proprietary information of the Company or a Subsidiary, (a) such individual’s participation in an Offering shall terminate and the individual shall forfeit the right to receive any Common Stock pursuant to an Offering that has not yet been delivered and (b) the Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by an Optionee upon the earlier exercise of any Option, at a price equal to the amount paid to the Company upon such exercise, increased by an amount equal to the interest that would have accrued in the period between the date of exercise of the Option and the date of such repurchase upon a debt in the amount of the exercise price, at the prime rate(s) announced from time to time during such period in the Federal Reserve Statistical Release Selected Interest Rates. The decision of the Board as to the cause of a Participant’s or Optionee’s discharge and the damage done to the Company or a Subsidiary shall be final, binding and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of a Participant or Optionee by the Company or a Subsidiary.

15.	CHANGES IN THE COMPANY’S CAPITAL STRUCTURE

(a) If the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Committee in the number and kind of shares or other securities, and in the Option Price, covered by outstanding Options, and for which Options may be granted under the Plan; provided, however, that no adjustment shall be made that would constitute a modification as defined in Section 424 of the Code. Any such adjustment made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants and Optionees.

(b) If while unexercised Options remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of common stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above), and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated company.

(c) Except as otherwise provided in (a) or (b) above, if while unexercised Options remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, then the Committee, in its discretion, shall provide that either:

(i) after the effective date of such merger, consolidation, liquidation or sale, as the case may be, each Optionee shall be entitled, upon exercise of an Option to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation, liquidation or sale if he had been the holder of record of the number of shares of Common Stock as to which the Option is being exercised immediately prior to such merger consolidation, liquidation or sale; or

(ii) all outstanding Options shall be exercised as of the day preceding the effective date of any such merger, consolidation, liquidation or sale, which day shall be the Exercise Date for purposes of the Offering; provided, however, that each Optionee shall be notified of the right to withdraw from the Offering in accordance with the requirements of Section 10.

(d) Except as expressly provided to the contrary in this Section 15, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options.

16.	DISPOSITION OF ACCOUNT AT DEATH

In the event that a Participant dies after the Exercise Date but before the delivery of the stock certificates, such certificates when issued together with any cash remaining in the Participant’s account shall be transferred to the Participant’s estate. In the event that a Participant dies prior to the Exercise Date, a payment shall be made to the Participant’s estate of an amount in cash equal to the accumulated payroll deductions credited to the Participant’s account under the Plan; provided, however, that the executor, administrator or personal representative of the estate of the Participant may by notice to the Committee in the form and manner prescribed by the Committee request that the balance of the Participant’s account shall be used to exercise on the Exercise Date the outstanding Option granted prior to the Participant’s death. Any such election by the executor, administrator or personal representative shall be made not later than the Exercise Date. The Company shall transfer such shares and any cash remaining in the Participant’s account to the executor, administrator or personal representative of the estate of the Participant.

17.	MISCELLANEOUS

(a) Accumulated payroll deductions and the proceeds from the sale of shares pursuant to the exercise of Options shall constitute general funds of the Company.

(b) To the extent required by law, the Company or a Subsidiary shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise of an Option. An Optionee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

(c) All notices or other communications by a Participant or Optionee to the Company pursuant to the Plan shall be deemed to have been given when received in the form specified by the Company at the location or by the person designated by the Company for the receipt thereof.

(d) Neither the Plan nor the grant of an Option pursuant to the Plan shall impose upon the Company or a Subsidiary any obligation to employ or continue to employ any Participant, and the right of the Company or a Subsidiary to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

(e) The titles of the sections of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

(f) The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law.

18.	AMENDMENT OR TERMINATION OF PLAN

The Board may at any time terminate or from time to time amend, modify or suspend this Plan (or any part thereof); provided, however, that without approval by holders of a majority of the outstanding shares of common stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting (or written consents in lieu thereof) of the shareholders of the Company there shall be no: (a) change in the number of shares of Common Stock that may be issued under the Plan, except by operation of the provisions of Section 15; (b) change in the class of persons eligible to participate in the Plan; or (c) other change in the Plan that requires stockholder approval under applicable law. Notwithstanding the preceding sentence, the Board shall in all events have the power to make such changes in the Plan and the Committee shall in all events have the power to make such changes in the regulations and administrative provisions under the Plan or in any outstanding Option as, in the opinion of counsel for the Company, may be necessary or appropriate from time to time to enable the Plan to qualify as an employee stock purchase plan as defined in Section 423 of the Code, so as to enable any Option to receive preferential federal income tax treatment. No amendment shall materially affect outstanding Options without the consent of the Optionee and the termination of the Plan will not terminate Options then outstanding, without the consent of the Optionee.

Notwithstanding the foregoing, at such time after the Company is not required to file periodic reports under the Exchange Act, at its option, the Company may terminate the Plan and, upon the termination, outstanding Options shall be cancelled and each Participant shall receive in cash an amount equal to the accumulated payroll deductions without interest credited to the Participant’s account under the Plan immediately prior to termination.

19.	EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall be effective as of July 1, 2000, subject only to ratification by the holders of a majority of the outstanding shares of common stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting (or written consents in lieu thereof) of the shareholders of the Company within 12 months before or after such date. Unless the Plan shall have terminated earlier, the Plan shall terminate on the business date as of which there are no longer any shares available pursuant to Section 4 to be offered and no Option shall be granted pursuant to the Plan after that date.

IN WITNESS WHEREOF, American Tower Corporation has caused this instrument to be duly executed in its name and on its behalf this 27th day of January, 2010.

AMERICAN TOWER CORPORATION

By:	/s/ Edmund DiSanto
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

ATTEST:

  /s/ Mneesha O. Nahata